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                                                                 Exhibit 23.2

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this registration statement of our report dated January 22, 2001 included herein and to all references to our Firm included in this registration statement.


                                                /s/ ARTHUR ANDERSEN LLP
                                                -----------------------------
                                                ARTHUR ANDERSEN LLP


Boston, Massachusetts
August 15, 2001